Exhibit 99.1

Evolve Transition Infrastructure and HOBO Renewable Diesel Announce Agreement to Develop Renewable Fuels Projects

Key Leaders from HOBO to Join Evolve’s Management Team

Evolve to Invest $600 Million in Construction of Initial Renewable Fuels Project

HOUSTON, TX, November 4, 2021 — Evolve Transition Infrastructure LP (“Evolve”) (NYSE American: SNMP), a publicly traded limited partnership focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources, and HOBO Renewable Diesel, LLC (“HOBO”), a renewable fuel project developer, today announced an agreement for Evolve to fund the construction of HOBO’s initial project that is expected to produce more than 120 million gallons of renewable fuels annually (the “Fuels Project”).

In furtherance of the Fuels Project and to support Evolve’s energy transaction focus, key members of the HOBO leadership team will join Evolve’s management team effective December 1st, 2021. HOBO Co-Founder and Chief Executive Officer Randy Gibbs will join Evolve as the new Chief Executive Officer of, and as a member of the board of directors of Evolve’s general partner, HOBO Co-Founder and President Mike Keuss will join Evolve as the new President and Chief Operating Officer of Evolve’s general partner, and HOBO’s Chief Financial Officer Jonathan Hartigan will join Evolve as the new President and Chief Investment Officer of Evolve’s general partner. Each of Messrs. Gibbs, Keuss and Hartigan will accept employment with Evolve’s general partner effective November 3, 2021, and will transition to their respective director and executive roles effective December 1, 2021. Messrs. Gibbs, Keuss and Hartigan have each had long and successful careers in both the fossil fuel and renewable energy spaces and bring extensive experience in project development, engineering, operations, and financing to Evolve’s management team. Gerald Willinger, the current Chief Executive Officer of Evolve’s general partner, plans to resign on December 1st but will assist in the onboarding of new management in November to ensure a smooth transition. Charles Ward, the current Chief Financial Officer of Evolve’s general partner, will continue in his role along with other existing Evolve employees.

Subject to the satisfaction of certain conditions, including HOBO securing a long-term strategic offtake agreement for the Fuels Project, Evolve will exclusively fund the development and construction of the Fuels Project and future renewable fuels projects that can produce renewable diesel and sustainable aviation fuel (“SAF”) and contribute to the advancement of the transition to a low-carbon world. Renewable diesel and SAF are unique drop-in fuels that are immediately consumable by existing automotive and airplane engines and reduce carbon emissions relative to petroleum based products. These drop-in fuels are in increasingly high demand by customers, including the US federal government, as more organizations embrace de-carbonization. HOBO and Evolve are also considering incorporation of additional carbon reduction opportunities into the Fuels Project and future projects which the management teams believe could result in the production of some of the lowest carbon intensity fuels in the US.

“We believe the initial and future HOBO projects are extremely attractive opportunities to execute on our previously announced business strategy shift to focus on the acquisition and development of infrastructure critical to the transition of energy supply to lower carbon sources. Randy, Mike and Jonathan are proven leaders and their skill sets and experience will be tremendous complements to our existing team,” said Chuck Ward, Chief Financial Officer of Evolve.

“Inclusive of Evolve’s participation in the previously announced Levo JV opportunity focused on fleet electrification, Stonepeak believes pursuing renewable fuels projects with HOBO further solidifies Evolve’s standing as a diversified energy transition vehicle with the full support of a strong sponsor,” said Michael Bricker, a member of the board of directors of Evolve’s general partner and Managing Director at Stonepeak Partners LP, a leading alternative investment firm specializing in infrastructure and real assets and an affiliate of Evolve’s general partner.

“HOBO management is thrilled to collaborate with Evolve and Stonepeak in this exciting and differentiated renewable fuel production platform.” said Randall Gibbs, Co-Founder and CEO of HOBO and incoming CEO of Evolve. “Our shared vision is to build multiple plants of similar design levering off of what we believe are strategic advantages when compared to our competitors.”

“We believe HOBO’s strategy of building for purpose renewable facilities positions our liquid renewable fuels at the lowest cost point in the marketplace and gives our customers the shortest time to commercialization, two primary reasons that we are seeing strong interest in long-term strategic offtakes for our initial project and also for additional projects” said Mike Keuss, Co-Founder and President of HOBO and incoming President and Chief Operating Officer of Evolve.

About Evolve Transition Infrastructure LP

Evolve Transition Infrastructure LP (NYSE American: SNMP) is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources.

Additional information about Evolve can be found in our documents on file with the SEC which are available on our website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.

About HOBO Renewable Diesel, LLC

HOBO Renewable Diesel, LLC, is a developer of renewable fuels projects that convert agriculture feedstocks into renewable fuels such as renewable diesel and sustainable aviation fuel. HOBO is led by an experienced group of energy professionals who have demonstrated expertise across project development, engineering, operations, and financing, and the organization has partnered with a premier team of technology and engineering/construction companies as well as other advisors. For more information please visit http://hobord.com.

About Stonepeak

Stonepeak is a leading alternative investment firm specializing in infrastructure and real assets with approximately $39 billion of assets under management. Through its investment in defensive, hard-asset businesses globally, Stonepeak aims to create value for its investors and portfolio companies, and to have a positive impact on the communities in which it operates. Stonepeak is headquartered in New York with offices in Houston, Austin and Hong Kong. For more information, please visit https://stonepeakpartners.com.

Contacts

Evolve

Charles Ward

Chief Financial Officer

ir@evolvetransition.com

(713) 800-9477

HOBO

Jonathan Hartigan

Chief Financial Officer

jhartigan@hobord.com

(713) 800-2910

Stonepeak

Kate Beers
beers@stonepeakpartners.com
(646) 540-5225

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future investments, future uses of capital, future operations, plans and objectives of management or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about Evolve’s expected deployment of capital in support of the announced renewable fuels project, the anticipated benefits of such project, Evolve’s ability to raise capital for purposes of funding the development of any renewable fuels project, HOBO’s ability to execute on the Fuels Project and future projects, customer and market demand for renewable fuels, including renewable diesel and SAF, the carbon intensity of fuels produced by the Fuels Project and future projects, and other statements about Evolve or HOBO. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve, HOBO, the Levo JV opportunity and Stonepeak that may cause Evolve’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.